Exhibit 5.1

300 North LaSalle Chicago, Illinois 60654 United States +1 312 862 2000 www.kirkland.com May 17, 2019	Facsimile: +1 312 862 2200

iHeartMedia, Inc.

20880 Stone Oak Parkway

San Antonio, Texas 78258

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel for iHeartMedia, Inc., a Delaware corporation (the “Company”), and have acted as such in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration of the offering by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 14,366,685 shares of the Company’s Class A common stock, par value $0.001 per share (the “Plan Shares”), subject to issuance by the Company upon the vesting of restricted stock units or the exercise of options pursuant to the iHeartMedia, Inc. 2019 Incentive Equity Plan (the “Plan”).

In connection with the opinion expressed herein, we have reviewed such corporate records, certificates and other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion, including (i) the Registration Statement, (ii) certain resolutions adopted by the board of directors of the Company, (iii) the Plan and (iv) such other certificates, instruments and documents as we have considered necessary for purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

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iHeartMedia, Inc.

Based upon and subject to the foregoing qualifications, assumptions and limitations and further limitations set forth below, we are of the opinion that the Plan Shares are duly authorized and that when (i) the Registration Statement related to the Plan Shares becomes effective under the Act and (ii) the Plan Shares have been duly issued pursuant to and in accordance with the terms and conditions of the Plan and the Company’s Fifth Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws, and upon the receipt by the Company of the consideration to be paid therefor, the Plan Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) We do not express any opinion herein on the laws of any other jurisdiction.

We have assumed that the Company will cause certificates, if any, representing the Plan Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Plan Shares.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Plan Shares.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Kirkland & Ellis LLP in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP